Exhibit 99.1

RE/MAX Holdings Reports Fourth Quarter And Full-year 2016 Results

DENVER, Feb. 23, 2017 /PRNewswire/ --

Full-Year 2016 Highlights
(Compared to full-year 2015 unless otherwise noted)

  Total agent count grew by 6.8% to 111,915 agents
  U.S. and Canada combined agent count increased 3.5% to 82,402 agents
  Revenue of $176.3 million, down 0.3%; revenue would have increased 6.9% after adjusting for the sale of the Company-owned brokerage offices
  Net income attributable to RE/MAX Holdings, Inc. of $22.7 million and earnings per diluted share (GAAP EPS) of $1.29
  Adjusted EBITDA1 of $94.6 million, Adjusted EBITDA margin1 of 53.7% and Adjusted earnings per diluted share (Adjusted EPS1) of $1.74
  Launched the Motto Mortgage franchise in October
  Acquired the master franchise rights to six independent regions in the U.S.
  Refinanced existing credit facility in December, enhancing financial flexibility

Fourth Quarter 2016 Highlights
(Compared to fourth quarter 2015 unless otherwise noted)

  Revenue of $44.4 million, up 2.7%; revenue increased 9.1% after adjusting for the sale of the Company-owned brokerage offices
  Net income attributable to RE/MAX Holdings, Inc. of $3.9 million and GAAP EPS of $0.22
  Adjusted EBITDA of $22.4 million, Adjusted EBITDA margin of 50.4% and Adjusted EPS of $0.41
  Announced a 20% increase to the quarterly dividend on February 22, 2017

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, LLC ("RE/MAX"), one of the world's leading franchisors of real estate brokerage services, and Motto Franchising, LLC ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the fourth quarter and full year ended December 31, 2016.

"RE/MAX Holdings had a landmark 2016 as we continue to successfully execute on all aspects of our strategy," stated Dave Liniger, Chief Executive Officer and Co-Founder. "This past year, we achieved our largest annual agent gain in ten years, acquired six independent regions, launched Motto Mortgage and sold our remaining Company-owned brokerages. Our strong performance across our business delivered enhanced value to our shareholders and allowed us to increase our quarterly dividend by 20%."

Liniger continued, "We began 2017 with momentum. Our new brand, Motto Mortgage, is off to a successful start with the first franchises sold and the inaugural class of brokers trained. Looking ahead, many factors are working to support our continued momentum, including a gradually improving housing market, the potential of Motto and the benefit of integrating the regional acquisitions from last year—all of which should continue to strengthen the RE/MAX network and help us create value for shareholders."

Fourth Quarter 2016 Operating Results

Agent Count

The following table compares agent count as of December 31, 2016 and 2015:

	As of December 31		Change
	2016	2015	#	%
U.S.	61,730	59,918	1,812	3.0%
Canada	20,672	19,668	1,004	5.1%
Subtotal	82,402	79,586	2,816	3.5%
Outside the U.S. & Canada	29,513	25,240	4,273	16.9%
Total	111,915	104,826	7,089	6.8%

Revenue

RE/MAX generated total revenue of $44.4 million for the fourth quarter of 2016, a $1.1 million or 2.7% increase compared to $43.3 million in the fourth quarter of 2015, primarily due to agent count growth in the U.S. and Canada, rate increases in the Company-owned regions and acquisitions of previously independent regions, partially offset by the sale of the Company-owned brokerages. After adjusting for the sale, revenue increased $3.7 million or 9.1% over the prior-year quarter.

Recurring revenue streams, which include continuing franchise fees and annual dues, increased $2.9 million or 10.7% over the fourth quarter of 2015 and accounted for 67.3% of revenue in the fourth quarter of 2016 compared to 62.4% in the prior-year period.

Operating Expenses

Total operating expenses were $29.9 million for the fourth quarter of 2016, an increase of $3.5 million or 13.3% compared to the fourth quarter of 2015. Operating expenses in 2015 benefited from a $2.8 million gain related to the sale of certain Company-owned brokerages in December 2015. Excluding the gain on sale, total operating expenses increased in the fourth quarter of 2016 compared to the fourth quarter of 2015 as a result of additional amortization expense from the acquired independent regions, which more than offset lower selling, operating and administrative expenses.

Selling, operating and administrative expenses were $25.2 million in the fourth quarter of 2016, down $0.2 million or 0.9% from the fourth quarter of 2015 and represented 56.8% of revenue compared to 58.8% in the prior-year period. The reduction in operating expenses was primarily due to the sale of the Company-owned brokerages, which was partially offset by an increase in expenses related to the initial investment in Motto, the independent region acquisitions and the debt refinancing.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $3.9 million for the fourth quarter of 2016, a decrease of $0.1 million or 3.0% over the prior-year quarter. Net income decreased primarily due to the sale of the Company-owned brokerages and increased operating expenses, largely related to expenses from the initial investment in Motto, the independent region acquisitions and the debt refinancing. The decrease in net income was partially offset by agent-count growth as well as comparatively lower net income attributable to the non-controlling interest in RMCO, LLC ("RMCO") as a result of a change in ownership percentages in the fourth quarter of 2015. Reported basic and diluted EPS attributable to RE/MAX Holdings were both $0.22 per share for the fourth quarter of 2016.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $22.4 million for the fourth quarter of 2016, an increase of $0.5 million or 2.3% from the prior-year quarter. Adjusted EBITDA increased primarily due to agent count growth and contributions from the acquired independent regions, partially offset by the sale of the Company-owned brokerages and the initial investment in Motto Mortgage. Adjusted EBITDA margin was 50.4% in the fourth quarter of 2016 compared to 50.6% in the fourth quarter of 2015.

Adjusted basic and diluted EPS were both $0.41 for the fourth quarter of 2016. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended December 31, 2016 assumes RE/MAX owned 100% of RMCO. The weighted average ownership RE/MAX had in RMCO was 58.4% for the three months ended December 31, 2016.

Balance Sheet

As of December 31, 2016, the Company had a cash balance of $57.6 million, a decrease of $52.6 million from December 31, 2015. On December 15, 2016, the Company amended and restated its credit agreement, both expanding its size and extending the term as well as enhancing overall financial flexibility. The Company used proceeds from the refinancing to repay existing indebtedness and fund certain of the independent region acquisitions. As of December 31, 2016, RE/MAX had $230.8 million of term loans outstanding, net of unamortized debt discount and issuance costs, up from $200.4 million as of December 31, 2015.

"Refinancing our credit facility allowed us to take advantage of favorable market conditions," stated Karri Callahan, Chief Financial Officer of RE/MAX. "The additional financial flexibility we obtained combined with our strong cash flow generation permits us to continue to invest in our business, pursue attractive acquisition opportunities and return capital to shareholders while still maintaining a healthy balance sheet."

Dividend

On February 22, 2017, the Company's Board of Directors approved a quarterly dividend of $0.18 per share. The quarterly dividend is payable on March 22, 2017, to shareholders of record at the close of business on March 8, 2017.

Outlook

The Company's first-quarter and full-year 2017 Outlook assumes no further currency movements, acquisitions or divestitures.

For the first quarter of 2017, RE/MAX expects:

  Agent count to increase 5.5% to 6.5% over first quarter 2016;
  Revenue in a range of $47.0 million to $48.5 million;
  Selling, operating and administrative expenses in a range of 56.0% to 57.5% of first quarter 2017 revenue;
    Higher Selling, operating and administrative expenses as a percentage of revenue in the first quarter are expected due to expenses associated with the Company's annual convention in March, seasonality of revenue, and, in 2017, the investment in Motto; and
  Adjusted EBITDA margin in a range of 45.0% to 46.0% of first quarter 2017 revenue.

For the full-year 2017, RE/MAX Holdings expects:

  Agent count to increase 4.0% to 5.0% over 2016;
  Revenue in a range of $194.0 million to $197.0 million;
  Selling, operating and administrative expenses in a range of 48.0% to 49.5% of 2017 revenue; and
  Adjusted EBITDA margin in a range of 52.5% to 54.0% of 2017 revenue.

The effective U.S. GAAP tax rate attributable to RE/MAX is estimated to be between 23% and 25% in 2017.

The Company is changing the way it calculates certain non-GAAP measures beginning in 2017. The above Outlook reflects these changes. For additional information on the changes, please see the Company's fourth quarter 2016 earnings presentation available on the Investor Relations section of the Company's website at investors.remax.com.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, February 24, 2016, beginning at 8:30 a.m. Eastern Time. Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-877-201-0168
Canada & International	1-647-788-4901

Interested parties are also able to access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well. For the RE/MAX Quarterly Update Q4 2016 infographic, visit http://rem.ax/2cYFT50.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 110,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, and Motto Franchising, LLC, an innovative mortgage brokerage franchise, are subsidiaries of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the Company's outlook for the first quarter and full fiscal year, including expectations regarding agent count, revenue, SO&A (Selling, operating and administrative) expenses, and Adjusted EBITDA margins for its first quarter of 2017 and full fiscal year; the Company's optimism for agent recruitment, investment, acquisitions (including the integration of regional acquisitions), Motto Mortgage, and improving housing conditions; the expected benefits related to refinancing the Company's credit facility; the factors working to continue the Company's momentum; the Company's channels for long-term organic growth; the absences of extraordinary items or unanticipated events in future time periods; currency exchange rates; the productivity of the agent network; the focus on growing the highest quality real estate network in the world; and consistent execution of the Company's plan and continued success; as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

TABLE 1

RE/MAX Holdings, Inc.
Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue:
Continuing franchise fees	$21,506	$18,917	$81,197	$73,750
Annual dues	8,382	8,071	32,653	31,758
Broker fees	9,107	7,346	37,209	32,334
Franchise sales and other franchise revenue	5,427	5,933	25,131	25,468
Brokerage revenue	—	3,007	112	13,558
Total revenue	44,422	43,274	176,302	176,868
Operating expenses:
Selling, operating and administrative expenses	25,230	25,461	87,629	90,986
Depreciation and amortization	4,612	3,740	16,094	15,124
Loss (gain) on sale or disposition of assets, net	93	(2,791)	178	(3,397)
Total operating expenses	29,935	26,410	103,901	102,713
Operating income	14,487	16,864	72,401	74,155
Other expenses, net:
Interest expense	(2,103)	(2,965)	(8,596)	(10,413)
Interest income	42	42	160	178
Foreign currency transaction losses	(155)	(76)	(86)	(1,661)
Loss on early extinguishment of debt	(660)	—	(796)	(94)
Equity in earnings of investees	—	252	—	1,215
Total other expenses, net	(2,876)	(2,747)	(9,318)	(10,775)
Income before provision for income taxes	11,611	14,117	62,083	63,380
Provision for income taxes	(3,097)	(3,148)	(15,273)	(12,030)
Net income	$8,514	$10,969	$47,810	$51,350
Less: net income attributable to non-controlling interest	4,589	6,923	25,073	34,695
Net income attributable to RE/MAX Holdings, Inc.	$3,925	$4,046	$22,737	$16,655

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.22	$0.28	$1.29	$1.31
Diluted	$0.22	$0.28	$1.29	$1.30
Weighted average shares of Class A common stock outstanding
Basic	17,647,930	14,283,839	17,628,741	12,671,051
Diluted	17,706,070	14,351,911	17,677,768	12,829,214
Cash dividends declared per share of Class A common stock	$0.1500	$0.1250	$0.6000	$2.0000

TABLE 2

RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	As of December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$57,609	$110,212
Accounts and notes receivable, current portion, net	19,419	16,769
Assets held for sale	—	354
Other current assets	4,186	4,079
Total current assets	81,214	131,414
Property and equipment, net	2,691	2,395
Franchise agreements, net	109,140	61,939
Other intangible assets, net	9,811	4,941
Goodwill	126,633	71,871
Deferred tax assets, net	105,770	109,365
Other assets, net of current portion	1,894	1,861
Total assets	$437,153	$383,786
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$855	$449
Accounts payable to affiliates	145	66
Accrued liabilities	13,098	16,082
Income taxes payable	379	451
Deferred revenue and deposits	16,306	16,501
Current portion of debt	2,350	14,805
Current portion of payable pursuant to tax receivable agreements	13,235	8,478
Liabilities held for sale	—	351
Other current liabilities	170	71
Total current liabilities	46,538	57,254
Debt, net of current portion	228,470	185,552
Payable pursuant to tax receivable agreements, net of current portion	85,574	91,557
Deferred tax liabilities, net	133	120
Other liabilities, net of current portion	15,729	9,889
Total liabilities	376,444	344,372
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,652,548 shares issued and outstanding as of December 31, 2016; 17,584,351 shares issued and outstanding as of December 31, 2015	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2016 and December 31, 2015	—	—
Additional paid-in capital	447,001	445,081
Retained earnings	16,808	4,693
Accumulated other comprehensive loss	(28)	(105)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	463,783	449,671
Non-controlling interest	(403,074)	(410,257)
Total stockholders' equity	60,709	39,414
Total liabilities and stockholders' equity	$437,153	$383,786

TABLE 3

RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$47,810	$51,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,094	15,124
Bad debt expense	1,195	433
Loss (gain) on sale or disposition of assets, net	178	(3,397)
Loss on early extinguishment of debt	796	94
Equity in earnings of investees	—	(1,215)
Distributions received from equity investees	—	1,178
Equity-based compensation expense	2,330	1,453
Non-cash interest expense	445	439
Deferred income tax expense	3,473	2,531
Changes in operating assets and liabilities:
Accounts and notes receivable, current portion	(3,841)	(999)
Advances from/to affiliates	71	(771)
Other current and noncurrent assets	362	502
Other current and noncurrent liabilities	(2,865)	7,000
Income taxes receivable/payable	(71)	2,770
Deferred revenue and deposits, current portion	(254)	866
Payment pursuant to tax receivable agreements	(1,344)	—
Net cash provided by operating activities	64,379	77,358
Cash flows from investing activities:
Purchases of property, equipment and software	(4,395)	(3,546)
Proceeds from sale of property and equipment	50	25
Capitalization of trademark costs	(107)	(82)
Acquisitions, net of cash acquired of $466	(112,934)	—
Dispositions	200	5,650
Cost to sell assets	(146)	(383)
Net cash provided by (used in) investing activities	(117,332)	1,664
Cash flows from financing activities:
Proceeds from issuance of debt, net	233,825	—
Payments on debt	(203,223)	(9,400)
Debt issuance and capitalized debt amendment costs	(1,379)	(555)
Distributions paid to non-controlling unitholders	(17,927)	(42,827)
Dividends paid to Class A common stockholders	(10,578)	(24,003)
Payments on capital lease obligations	(75)	(322)
Proceeds from exercise of stock options	101	2,248
Payment of payroll taxes related to net settled restricted stock units	(516)	(327)
Net cash provided by (used in) financing activities	228	(75,186)
Effect of exchange rate changes on cash	122	(823)
Net (decrease) increase in cash and cash equivalents	(52,603)	3,013
Cash and cash equivalents, beginning of year	110,212	107,199
Cash and cash equivalents, end of year	$57,609	$110,212

TABLE 4

RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015	2015	2015	2015	2014
Agent Count:
U.S.
Company-owned Regions (1)	46,240	39,790	39,493	38,469	37,250	37,146	36,545	35,845	35,299
Independent Regions (1)	15,490	22,451	22,142	21,848	22,668	22,633	22,459	22,100	21,806
U.S. Total	61,730	62,241	61,635	60,317	59,918	59,779	59,004	57,945	57,105
Canada
Company-owned Regions	6,713	6,728	6,701	6,580	6,553	6,512	6,440	6,327	6,261
Independent Regions	13,959	13,828	13,635	13,239	13,115	12,994	12,992	12,834	12,779
Canada Total	20,672	20,556	20,336	19,819	19,668	19,506	19,432	19,161	19,040
U.S. and Canada Total	82,402	82,797	81,971	80,136	79,586	79,285	78,436	77,106	76,145
Outside U.S. and Canada
Company-owned Regions (2)	—	—	—	—	—	—	—	—	328
Independent Regions (2)	29,513	28,391	27,989	26,572	25,240	24,206	23,467	22,849	21,537
Outside U.S. and Canada Total	29,513	28,391	27,989	26,572	25,240	24,206	23,467	22,849	21,865
Total	111,915	111,188	109,960	106,708	104,826	103,491	101,903	99,955	98,010
Net change in agent count compared to the prior period	727	1,228	3,252	1,882	1,335	1,588	1,948	1,945	363

(1)

As of December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively ("RE/MAX Regional Services"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016.  As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents.  As of December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey regions, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. ("RE/MAX of New Jersey"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016.  As of the acquisition date, the New Jersey region had 3,008 agents.  As of each quarter end since June 30, 2016, U.S. Company-owned Regions include agents in the Alaska region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Alaska, Inc. ("RE/MAX of Alaska"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of Alaska, on April 1, 2016.  As of the acquisition date, the Alaska region had 245 agents.  In addition, as of each quarter end since March 31, 2016, U.S. Company-owned Regions include agents in the New York region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New York, Inc. ("RE/MAX of New York"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New York, on February 22, 2016.  As of the acquisition date, the New York region had 869 agents.

(2)

As of each quarter end since March 31, 2015, Independent Regions outside of the U.S. and Canada include agents in the Caribbean and Central America regions, which converted from Company-owned Regions to Independent Regions in connection with the regional franchising agreements we entered into with new independent owners of the Caribbean and Central America regions on January 1, 2015.  As of the disposition date, the Caribbean and Central America regions had 328 agents.

TABLE 5

RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income	$8,514	$10,969	$47,810	$51,350
Depreciation and amortization	4,612	3,740	16,094	15,124
Interest expense	2,103	2,965	8,596	10,413
Interest income	(42)	(42)	(160)	(178)
Provision for income taxes	3,097	3,148	15,273	12,030
Loss (gain) on sale or disposition of assets and sublease (1)	4	(2,877)	(171)	(3,650)
Loss on early extinguishment of debt and debt modification expense (2)	2,757	—	2,893	94
Non-cash straight-line rent expense (3)	168	208	748	889
Public offering related expenses (4)	—	1,097	193	1,097
Severance related expenses (5)	(28)	—	1,472	1,482
Acquisition related expenses (6)	1,200	2,673	1,899	2,750
Adjusted EBITDA (7)	$22,385	$21,881	$94,647	$91,401
Adjusted EBITDA margin (7)	50.4%	50.6%	53.7%	51.7%

(1)	Represents losses (gains) on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.

(2)

Represents losses incurred on early extinguishment of debt on the Company's credit facility for each full-year period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.

(3)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.

(4)

Represents costs incurred for compliance services performed in connection with the issuance of shares of Class A common stock as a result of the RIHI, Inc. ("RIHI") redemption of 5,175,000 common units in RMCO during the fourth quarter of 2015 (the "Secondary Offering").

(5)	Includes severance and other related expenses due to organization changes in the Company's executive leadership.

(6)

Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN, Inc. ("HBN") and Tails, Inc. ("Tails") in October 2013, the acquisition of six Independent Regions (New York, Alaska, New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio, collectively, the ("2016 Acquired Regions") and the acquisition of Full House Mortgage Connection, Inc., now known as Motto Mortgage ("Motto").  Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

TABLE 6

RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income	$8,514	$10,969	$47,810	$51,350
Amortization of franchise agreements	4,081	3,392	14,590	13,566
Provision for income taxes	3,097	3,148	15,273	12,030
Add-backs:
Loss (gain) on sale or disposition of assets and sublease (1)	4	(2,877)	(171)	(3,650)
Loss on early extinguishment of debt and debt modification expense (2)	2,757	—	2,893	94
Non-cash straight-line rent expense (3)	168	208	748	889
Public offering related expenses (4)	—	1,097	193	1,097
Severance related expenses (5)	(28)	—	1,472	1,482
Acquisition related expenses (6)	1,200	2,673	1,899	2,750
Adjusted pre-tax net income	19,793	18,610	84,707	79,608
Less: Provision for income taxes at 38%	(7,521)	(7,072)	(32,189)	(30,251)
Adjusted net income (7)	$12,272	$11,538	$52,518	$49,357

Total basic pro forma shares outstanding	30,207,530	30,113,276	30,188,341	29,925,446
Total diluted pro forma shares outstanding	30,265,670	30,181,348	30,237,368	30,083,609

Adjusted net income basic earnings per share (7)	$0.41	$0.38	$1.74	$1.65
Adjusted net income diluted earnings per share (7)	$0.41	$0.38	$1.74	$1.64

(1)	Represents losses (gains) on the sale or disposition of assets as well as the gains on the sublease of a portion of the Company's corporate headquarters office building.

(2)

Represents losses incurred on early extinguishment of debt on the Company's credit facility for each full-year period presented as well as costs associated with the refinancing of the Company's credit facility during the year ended December 31, 2016.

(3)	Represents the non-cash charge to appropriately record rent expense on a straight-line basis over the term of the lease agreement taking into consideration escalation in monthly cash payments.

(4)	Represents costs incurred for compliance services performed in connection with the Secondary Offering.

(5)	Includes severance and other related expenses due to organization changes in the Company's executive leadership.

(6)

Acquisition-related expenses include fees incurred in connection with the Company's acquisitions of certain assets of HBN, Inc. and Tails, Inc. in October 2013, the 2016 Acquired Regions and the acquisition of Motto.

(7)	Costs include legal, accounting and advisory fees as well as consulting fees for integration services.

(8)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

TABLE 7

RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,647,930	14,283,839	17,628,741	12,671,051
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	15,829,437	12,559,600	17,254,395
Total basic pro forma weighted average shares outstanding	30,207,530	30,113,276	30,188,341	29,925,446

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,647,930	14,283,839	17,628,741	12,671,051
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	15,829,437	12,559,600	17,254,395
Dilutive effect of stock options (1)	—	29,067	5,059	130,001
Dilutive effect of unvested restricted stock units (1)	58,140	39,005	43,968	28,162
Total diluted pro forma weighted average shares outstanding	30,265,670	30,181,348	30,237,368	30,083,609

(1)	In accordance with the treasury stock method

TABLE 8

RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Year Ended December 31,
	2016	2015

Cash flow from operations	$64,379	$77,358
Less: Capital expenditures	(4,395)	(3,546)
Free cash flow (1)	59,984	73,812

Free cash flow	59,984	73,812
Less: Tax and Other non-dividend discretionary distributions to RIHI	(10,391)	(7,358)
Free cash flow after tax and non-dividend discretionary distributions to RIHI (1)	49,593	66,454

Free cash flow after tax and non-dividend discretionary distributions to RIHI	49,593	66,454
Less: Quarterly debt principal payments	(2,081)	(2,080)
Less: Annual excess cash flow (ECF) payment	(12,727)	(7,320)
Unencumbered cash generated (1)	$34,785	$57,054

Summary
Cash flow from operations	$64,379	$77,358
Free cash flow	$59,984	$73,812
Free cash flow after tax and non-dividend discretionary distributions to RIHI	$49,593	$66,454
Unencumbered cash generated	$34,785	$57,054

Adjusted EBITDA	$94,647	$91,401
Free cash flow as % of Adjusted EBITDA	63.4%	80.8%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	52.4%	72.7%
Unencumbered cash generated as % of Adjusted EBITDA	36.8%	62.4%

(1)	Non-GAAP measure. See the end of this press release for definitions of Non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the audited consolidated financial statements included in the Annual Report on Form 10-K), adjusted for the impact of the following items that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, loss on early extinguishment of debt, non-cash straight-line rent expense, professional fees and certain expenses incurred in connection with the IPO and subsequent secondary offering, acquisition related expenses and severance related expenses. During the third quarter of 2014, the Company revised its definition of Adjusted EBITDA to eliminate the adjustment of equity-based compensation expense incurred for equity awards granted since the IPO, and Adjusted EBITDA in prior periods was revised to reflect this change for consistency of presentation. During the fourth quarter of 2014, the Company revised its definition of Adjusted EBITDA to include an adjustment for severance related charges incurred during or after such quarter.

Because Adjusted EBITDA omits certain non-cash items and other non-recurring cash charges or other items, the Company believes that it is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items and is more reflective of other factors that affect its operating performance. The Company presents Adjusted EBITDA because the Company believes it is useful as a supplemental measure in evaluating the performance of the operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA as a factor in evaluating the performance of the business.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA either in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  this measure does not reflect changes in, or cash requirements for, the Company's working capital needs;
  this measure does not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  this measure does not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  this measure does not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  this measure does not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and
  other companies may calculate this measure differently so they may not be comparable.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Revenue.

Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of franchise agreements, gain on sale or disposition of assets and sub-lease, loss on debt extinguishment, non-cash straight-line rent expense, public offering related expenses, severance-related expenses, and acquisition-related costs).

Adjusted basic and diluted earnings per share (Adjusted EPS) are defined as Adjusted net income (as defined above) divided by pro forma basic and diluted weighted average shares, as applicable.

Free cash flow is defined as operating cash flow minus capital expenditures. Free cash flow after tax and non-dividend discretionary distributions to RIHI is defined as free cash flow minus tax and other discretionary non-dividend distributions paid to RIHI to enable RIHI to satisfy its income tax obligations. Unencumbered cash generated is defined as free cash flow after tax and non-dividend discretionary distributions to RIHI minus quarterly debt principal payments minus annual excess cash flow payment on debt, as applicable.

The Company's Adjusted EBITDA margin guidance does not include certain charges and costs. The adjustments to EBITDA margin in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA margin in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA margin. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

CONTACT: Investor Contact, Andy Schulz, (303) 796-3287, aschulz@remax.com; Media Contact, Jason Lindaman, (303) 796-3546, jlindaman@remax.com